UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 2, 2015

ROI Acquisition Corp. II

(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	001-36068 (Commission File Number)	46-3100431 (I.R.S. Employer Identification Number)

601 Lexington Avenue, 51st Floor New York, New York (Address of principal executive offices)	10022 (Zip code)

(212) 825-0400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.02.   Termination of a Material Definitive Agreement.

On November 2, 2015, ROI Acquisition Corp. II (the “Company”), Ascend Telecom Infrastructure Private Limited, Ascend Telecom Holdings Limited and NSR-PE Mauritius LLC terminated the Agreement and Plan of Merger, dated as of July 23, 2015 (the “Merger Agreement”), by and among the Company, Ascend Telecom Infrastructure Private Limited, Ascend Telecom Holdings Limited (“Ascend Holdings”) and NSR-PE Mauritius LLC pursuant to a Termination Agreement (the “Termination Agreement”). The foregoing description of the Termination Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Termination Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Item 8.01.  Other Events.

As previously disclosed, the Company withdrew the stockholder and public warrantholder proposals relating to its previously announced proposed business combination with Ascend Telecom Holdings Limited and cancelled the specials meetings of the stockholders and public warrantholders in connection therewith.

On November 4, 2015, the Company issued a press release announcing that it has terminated the Merger Agreement. A copy of the press release is attached as Exhibit 99.1

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit

2.1	Termination Agreement dated as of November 2, 2015 by and among the Company, Ascend Telecom Infrastructure Private Limited, Ascend Telecom Holdings Limited and NSR-PE Mauritius LLC.
99.1	Press Release.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: November 4, 2015	ROI Acquisition Corp. II

	By:	/s/ Joseph A. De Perio
Joseph A. De Perio Vice Chairman of the Board and President

[Signature Page to Form 8-K]

EXHIBIT INDEX

Exhibit Number	Exhibit

2.1	Termination Agreement dated as of November 2, 2015 by and among the Company, Ascend Telecom Infrastructure Private Limited, Ascend Telecom Holdings Limited and NSR-PE Mauritius LLC.
99.1	Press Release.